Exhibit 5.2
TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street, NE Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone 404.885.3900 facsimile troutmansanders.com

September 17, 2010

The Southern Company
30 Ivan Allen Jr. Blvd., N.W.
Atlanta, Georgia  30308

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Southern Company (the “Company”) in connection with the above-referenced Registration Statement on Form S-3 (Registration Statement No. 333-159072) filed with the Securities and Exchange Commission (the “Commission”) on May 8, 2009 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to $400,000,000 aggregate principal amount of the Company’s Series 2010A 2.375% Senior Notes due September 15, 2015 (the “Notes”).  The Notes will be issued pursuant to the Senior Note Indenture dated as of January 1, 2007 between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as heretofore supplemented and as further supplemented by the Sixth Supplemental Indenture dated as of September 17, 2010 (collectively, the “Indenture”).

We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement.  We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.  As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

ATLANTA      CHICAGO      HONG KONG      LONDON      NEW YORK      NEWARK      NORFOLK      ORANGE COUNTY
RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

Troutman
  Sanders
September 17, 2010

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).  In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey & LeBoeuf LLP attached hereto as Annex I.

The attorneys in this firm that are rendering this opinion are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia, the federal law of the United States, the Delaware General Corporation Law and, to the extent set forth herein, the law of the State of New York.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement.  In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.  This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

Very truly yours,

                                                             /s/Troutman Sanders LLP

Annex I

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092

tel +1 212 259 8000 fax +1 212 259 6333

September 17, 2010

Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia  30308

RE:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to the underwriters in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-159072) (the “Registration Statement”) relating to $400,000,000 aggregate principal amount of The Southern Company’s (the “Company”) Series 2010A 2.375% Senior Notes due September 15, 2015 (the “Notes”).  The Notes will be issued pursuant to the Senior Note Indenture dated as of January 1, 2007 between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as heretofore supplemented and as further supplemented by a Sixth Supplemental Indenture dated as of September 17, 2010 (collectively, the “Indenture”).

We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement.  We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.  As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

New York   |   London multinational partnership   |   Washington, DC
Albany   |   Almaty   |   Beijing   |   Boston   |   Brussels   |   Chicago   |   Doha   |   Dubai
 Frankfurt   |   Hong Kong   |   Houston   |   Johannesburg  (pty ) ltd.  |   Los Angeles   |   Milan   |   Moscow
Paris multinational partnership   |   Riyadh affiliated office   |   Rome   |   San Francisco   |   Silicon Valley   |   Warsaw

    September 17, 2010

    Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion.  This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.  In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not thereby admit that we came within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dewey & LeBoeuf LLP

DEWEY & LEBOEUF LLP